UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 24, 2008

GATEWAY INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53265 (Commission File Number)	88-0375818 (I.R.S. Employer Identification No.)

2672 Dow Avenue Tustin, CA 92780 (Address of principal executive offices) (zip code)

(714) 630-6253 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2008, Mr. Lawrence A. Consalvi resigned from his positions as one of our Directors and as our Executive Vice President, as well as from all officer and director positions he held with our subsidiaries, effective September 24, 2008. We are not aware of any disagreements with Mr. Consalvi of the type required to be disclosed per Item 5.02(a) of this Form 8-K. We have not identified a replacement for Mr. Consalvi on our Board of Directors, and for the foreseeable future this will be a vacancy on our Board of Directors.

The purpose of this amended filing is to file the Separation Agreement we entered into with Mr. Consalvi pursuant to his resignation. As stated in the Agreement, Mr. Consalvi returned 400,000 shares of our common stock to us for cancellation in order to repay certain obligations he owed us. The shares were cancelled, effective October 6, 2008. Mr. Consalvi will continue to work with us selling CNC machines as an independent contractor.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Gateway International Holdings, Inc., and Mr. Lawrence A. Consalvi dated September 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2008	Gateway International Holdings, Inc.
a Nevada corporation

/s/ Timothy D. Consalvi
By: Timothy D. Consalvi
Its: President